COUNTRY TAXABLE FIXED INCOME SERIES FUND, INC.
                                MONEY MARKET FUND
                         SHORT-TERM GOVERNMENT BOND FUND
                               LONG-TERM BOND FUND

                    MINUTES OF ANNUAL MEETING OF SHAREHOLDERS

                            HELD ON OCTOBER 29, 2001

The 13th Annual Meeting of Shareholders of COUNTRY Taxable Fixed Income Series Fund, Inc. was held on Monday, October 29, 2001 beginning at 11:00 a.m. in the Illinois Agricultural Association Building, 1701 N. Towanda Avenue, Bloomington, Illinois, pursuant to notice duly given.

Ronald R. Warfield, President, served as chairman of the meeting. Paul M. Harmon, Secretary, served as secretary.

Report of Notice
Mr. Harmon presented and read the Secretary's Notice of the Annual Meeting and Affidavit of Mailing. Said Notice and Affidavit are inserted in the minute book immediately following the minutes of this meeting.


For Proposals One and Two:

Money Market Fund
Mr. Harmon announced that as of August 31, 2001, there were 58,151,126.040 shares outstanding. The total number of shares represented by proxy at this meeting was 53,563,960.930. A majority of the outstanding stock would be 29,075,564.020. The number of shares required to have 2/3 majority vote would be 38,961,254.447. All shareholders present voted by proxy.

Short-Term Government Bond Fund
Mr. Harmon announced that as of August 31, 2001, there were 2,901,700.731 shares outstanding. The total number of shares represented by proxy at this meeting was 2,868,215.272. A majority of the outstanding stock would be 1,450,851.366. The number of shares required to have 2/3 majority vote would be 1,944,139.490. All shareholders present voted by proxy.

Long-Term Bond Fund
Mr. Harmon announced that as of August 31, 2001, there were 4,450,907.404 shares outstanding. The total number of shares represented by proxy at this meeting was 4,420,955.056. A majority of the outstanding stock would be 2,225,454.702. The number of shares required to have 2/3 majority vote would be 2,982,107.961. All shareholders present voted by proxy.

For Proposal Three  (Election of Directors):

All Three Series Combined
Mr. Harmon announced that as of August 31, 2001, there were 65,503,734.175 shares outstanding. The total number of shares represented by proxy at this meeting was 60,853,131.258. A majority of the outstanding stock would be 32,751,870.088. All shareholders present voted by proxy.

The chairman declared that proper notice having been given and a quorum being present, the meeting was open for the transaction of business.

Minutes
Mr. Harmon stated that copies of the minutes of the Annual Meeting of Shareholders of COUNTRY Taxable Fixed Income Series Fund, Inc. held on September 30, 1996 had been distributed to those in attendance at this meeting and suggested that they not be read.

It was moved, seconded and unanimously carried that the reading of the minutes be dispensed with and that said minutes be approved as presented.

Treasurer's Report

David Magers, Treasurer, presented the Treasurer's Report of the Fund for the fiscal year ended June 30, 2001. This report is contained in the Fund's Annual Report to Shareholders.

It was moved, seconded and unanimously carried that the Treasurer's Report be received and the Annual Report to Shareholders be placed on file as Exhibit "A" to the minutes of this meeting.

Investment Advisors' Report

Mr. Warfield presented the Investment Advisors' Report to Shareholders. This report was set forth in the Annual Report to Shareholders.

Voting
Mr. Warfield announced for the Money Market Fund, there were six matters to be voted upon:

     1.   The approval of the Agreement and Plan of Reorganization.

     2a. The approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund.

     2b. The approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund.

     2c. The approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund.

     2d. The approval of changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund.

     3.   The election of seven directors of the Fund.

Mr. Warfield announced for the Short-Term Government Bond Fund and Long-Term Bond Fund, there were five matters to be voted upon which included each of the issues previously listed, except proposal 2d.

Mr. Warfield called upon Mr. Harmon to explain the procedures to be used in voting.

Following the explanation of the voting procedures, it was moved, seconded and unanimously carried that the chairman be given authority to appoint two tellers for the purpose of canvassing the votes and tabulating ballots for the election.

The chairman announced the appointment of Donna Nelson and Lynda Schilkofski as tellers for this Annual Meeting.

Voting - Item No. 1  (Each Series Votes Separately)
The chairman stated it was necessary for the shareholders to vote for or against the proposal to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust. The following resolution was presented:

     RESOLVED, that the recommendation to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders of the Money Market Fund, the Short-Term Government Bond Fund and the Long-Term Bond Fund would vote separately upon the resolution by ballot.

Voting - Item No. 2a  (Each Series Votes Separately)
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding borrowing for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding borrowing for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders of the Money Market Fund, the Short-Term Government Bond Fund and the Long-Term Bond Fund would vote separately upon the resolution by ballot.

Voting - Item No. 2b  (Each Series Votes Separately)
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders of the Money Market Fund, the Short-Term Government Bond Fund and the Long-Term Bond Fund would vote separately upon the resolution by ballot.

Voting - Item No. 2c  (Each Series Votes Separately)
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders of the Money Market Fund, the Short-Term Government Bond Fund and the Long-Term Bond Fund would vote separately upon the resolution by ballot.

Voting - Item No. 2d  (Money Market Fund Only)
The chairman  stated it was necessary for the  shareholders  of the Money Market
Fund to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders of the Money Market Fund only would vote upon the resolution by ballot.

Voting - Item No. 3  (Shareholders of All Three Series Vote Together)
The chairman called for nominations for the election of directors until the next Meeting of Shareholders called for this purpose or until their successors are elected and qualified. Richard Miller nominated the following persons for election to the Board for the coming year: Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, and Roger
D. Grace.

The chairman asked for additional nominations from the floor. There being no further nominations, the chairman declared that the nominations were closed. Mr. Warfield stated that the shareholders of the Money Market Fund, the Short-Term Government Bond Fund and the Long-Term Bond Fund would vote together upon the election of directors by ballot.

The chairman requested that the shareholders cast their ballots.

Report of Tellers
Upon completion of the tabulation of votes, the tellers presented a certificate showing the results of the voting. Mr. Harmon read the Certificates of Tellers for the Money Market Series, the Short-Term Government Bond Series, the Long-Term Bond Series, and Proposal 3, Election of Directors, for All Series which are attached to these minutes marked Exhibits "B", "C", "D", and "E", respectively.

The chairman announced the resolution to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust had been approved by 2/3 of the shareholders of each of the three Series present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding borrowing for the Fund had been approved by a majority of the shareholders of each of the three Series present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund had been approved by a majority of the shareholders of each of the three Series present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund had been approved by a majority of the shareholders of each of the three Series present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund had been approved by a majority of the shareholders of the Money Market Fund present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced that the following persons, namely, Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, and Roger D. Grace had been elected as directors of COUNTRY Taxable Fixed Income Series Fund, Inc., to hold office until the next Meeting of Shareholders and until their respective successors are elected and qualified.

There being no further business to come before the meeting, upon a motion duly made, seconded and unanimously carried, the meeting adjourned at 11:10 a.m.


Paul M. Harmon, Secretary


                                   EXHIBIT "A"
                             CERTIFICATE OF TELLERS
                 COUNTRY Taxable Fixed Income Series Fund, Inc.
                                   All Series
                      (Proposal 3 - Election of Directors)
                                October 29, 2001


THE UNDERSIGNED, duly appointed tellers for the October 29, 2001, Shareholder Meeting of COUNTRY Taxable Fixed Income Series Fund, Inc., All Series, hereby certify:

1. The Shareholder Meeting of the Shareholders of COUNTRY Taxable Fixed Income Series Fund, Inc., All Series, was held on October 29, 2001, Board of Directors room of the Illinois Agricultural Association(R) building, 1701
     N. Towanda Avenue, Bloomington, Illinois.

2. The number of shares of common stock issued and outstanding and entitled to vote for the election of directors and on the proposed resolutions is 65,503,734.175.

3. There were present at said meeting, in person or by proxy, shareholders of the corporation who were the holders of 60,853,131.258 shares of common stock, or 92.90% of the total shares outstanding, which constituted a quorum.

4. We received the votes of the shareholders of the corporation by ballot, in person or by proxy.

5. We canvassed the votes so cast and the results of such voting were as follows:

     (3) For Directors of the Fund, the following received the number of votes set forth opposite their respective names:

         Ronald R. Warfield                         60,639,081.910
         Robert L. Phelps                           60,639,081.190
         Charlot R. Cole                            60,639,081.191
         Nancy J. Erickson                          60,599,539.530
         Ailene Miller                              60,642,282.189
         Wendell L. Shauman                         60,642,410.219
         Roger D. Grace                             60,641,239.350

     1,519,203.945 shares were represented by proxy wherein authority to vote for directors was withheld by the shareholders.

     The following persons received the vote of the holders of a plurality of the outstanding shares of common stock:

     Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, Roger D. Grace


Date:  October 29, 2001                     /s/ Donna Nelson
       ----------------                     ----------------
       Bloomington, Illinois                    Donna Nelson

                                            /s/ Lynda Schilkofski
                                            ---------------------
                                                Lynda Schilkofski

                                   EXHIBIT "A"
                             CERTIFICATE OF TELLERS
                 COUNTRY Taxable Fixed Income Series Fund, Inc.
                               Money Market Series
                                October 29, 2001


     THE  UNDERSIGNED,   duly  appointed  tellers  for  the  October  29,  2001,
     Shareholder Meeting of COUNTRY Taxable Fixed Income Series Fund, Inc., Money Market Series, hereby certify:

1. The Shareholder Meeting of the Shareholders of COUNTRY Taxable Fixed Income Series Fund, Inc., Money Market Series, was held on October 29, 2001, Board of Directors room of the Illinois Agricultural Association(R)building, 1701
     N. Towanda Avenue, Bloomington, Illinois.

2. The number of shares of common stock issued and outstanding and entitled to vote for the election of directors and on the proposed resolutions is 58,151,126.040.

3. There were present at said meeting, in person or by proxy, shareholders of the corporation who were the holders of 53,563,960.930 shares of common stock, or 92.112% of the total shares outstanding, which constituted a quorum.

4. We received the votes of the shareholders of the corporation by ballot, in person or by proxy.

5. We canvassed the votes so cast and the results of such voting were as follows:


     (1) The votes cast upon the resolution regarding the approval of the Agreement and Plan of Reorganization of the Fund were as follows:

          Number of Votes

          For            53,382,120.510         The resolution for the approval
          Against            10,121.490         of the Agreement and Plan of
          Abstain          171,718,.930         Reorganization of the Fund as
                                                a Series of a Delaware
                                                business trust.

          The votes cast for this resolution constituted 2/3 of the outstanding shares of common stock.

     (2a) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund were as follows:

          Number of Votes

          For            53,376,704.240         The resolution for the approval
          Against             8,612.950         of changes to the Fundamental
          Abstain           178,643.740         Investment Restriction
                                                regarding borrowing for the
                                                Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2b) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund were as follows:

          Number of Votes

          For            53,377,072.010         The resolution for the approval
          Against             8,245.180         of changes to the Fundamental
          Abstain           178,643.740         Investment Restriction
                                                regarding underwriting  of
                                                securities for the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2c) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund were as follows:

          Number of Votes

          For            53,377,781.420         The resolution for the approval
          Against             8,617.860         of changes to the Fundamental
          Abstain           177,561.650         Investment Restriction
                                                regarding purchase of real
                                                estate, commodities and
                                                commodity contracts for the
                                                Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.


     (2d) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund were as follows:

          Number of Votes

          For            3,376,277.790          The resolution for the approval
          Against           10,121.490          of changes to the Fundamental
          Abstain          177,561.650          Investment Restriction regarding
                                                limitation on investments
                                                in any one issuer for the
                                                Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.


Date:  October 29, 2001                     /s/ Donna Nelson
       ----------------                     ----------------
       Bloomington, Illinois                    Donna Nelson

                                           /s/ Lynda Schilkofski
                                           -----------------------
                                               Lynda Schilkofski

                                   EXHIBIT "A"
                             CERTIFICATE OF TELLERS
                 COUNTRY Taxable Fixed Income Series Fund, Inc.
                        Short-Term Government Bond Series
                                October 29, 2001

THE UNDERSIGNED, duly appointed tellers for the October 29, 2001, Shareholder Meeting of COUNTRY Taxable Fixed Income Series Fund, Inc., Short-Term Government Bond Series, hereby certify:

1. The Shareholder Meeting of the Shareholders of COUNTRY Taxable Fixed Income Series Fund, Inc., Short-Term Government Bond Series, was held on October 29, 2001, Board of Directors room of the Illinois Agricultural Association(R)building, 1701 N. Towanda Avenue, Bloomington, Illinois.

2. The number of shares of common stock issued and outstanding and entitled to vote for the election of directors and on the proposed resolutions is 2,901,700.731.

3. There were present at said meeting, in person or by proxy, shareholders of the corporation who were the holders of 2,868,215.272 shares of common stock, or 98.846% of the total shares outstanding, which constituted a quorum.

4. We received the votes of the shareholders of the corporation by ballot, in person or by proxy.

5. We canvassed the votes so cast and the results of such voting were as follows:

     1 The votes cast upon the resolution regarding the approval of the Agreement and Plan of Reorganization of the Fund were as follows:

          Number of Votes

          For            2,856,199.233          The resolution for the approval
          Against              192.976          o the Agreement and Plan of
          Abstain           11,823.063          Reorganization of the Fund as
                                                a Series of a Delaware business
                                                trust.

          The votes cast for this resolution constituted 2/3 of the outstanding shares of common stock.

     (2a) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund were as follows:

          Number of Votes

          For             2,856,199.233         The resolution for the approval
          Against               192.976         of changes to the Fundamental
          Abstain            11,823.063         Investment Restriction regarding
                                                borrowing for the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2b) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund were as follows:

          Number of Votes

          For            2,856,392.209          The resolution for the approval
          Against                0              of changes to the Fundamental
          Abstain           11,823.063          Investment Restriction regarding
                                                underwriting of securities  for
                                                the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2c) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund were as follows:

          Number of Votes

          For            2,856,392.209          The resolution for the approval
          Against                0              of changes to the  Fundamental
          Abstain           11,823.063          Investment Restriction regarding
                                                purchase of real  estate,
                                                commodities and  commodity
                                                contracts for the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

Date:  October 29, 2001                     /s/ Donna Nelson
       ----------------                     -------------------
       Bloomington, Illinois                    Donna Nelson

                                           /s/ Lynda Schilkofski
                                           ---------------------
                                               Lynda Schilkofski

                                   EXHIBIT "A"
                             CERTIFICATE OF TELLERS
                 COUNTRY Taxable Fixed Income Series Fund, Inc.
                             Long -Term Bond Series
                                October 29, 2001


THE UNDERSIGNED, duly appointed tellers for the October 29, 2001, Shareholder Meeting of COUNTRY Taxable Fixed Income Series Fund, Inc., Long-Term Bond Series, hereby certify:

1. The Shareholder Meeting of the Shareholders of COUNTRY Taxable Fixed Income Series Fund, Inc., Long-Term Bond Series, was held on October 29, 2001, Board of Directors room of the Illinois Agricultural Association(R) building, 1701 N. Towanda Avenue, Bloomington, Illinois.

2. The number of shares of common stock issued and outstanding and entitled to vote for the election of directors and on the proposed resolutions is 4,450,907.404.

3. There were present at said meeting, in person or by proxy, shareholders of the corporation who were the holders of 4,420,955.056 shares of common stock, or 99.327% of the total shares outstanding, which constituted a quorum.

4. We received the votes of the shareholders of the corporation by ballot, in person or by proxy.

5. We canvassed the votes so cast and the results of such voting were as follows:

     1. The votes cast upon the resolution regarding the approval of the Agreement and Plan of Reorganization of the Fund were as follows:

          Number of Votes

          For            4,420,955.056          The resolution for the approval
          Against                0              or the Agreement and Plan of
          Abstain                0              Reorganization of the Fund as
                                                the Fund as
                                                a Series of a Delaware
                                                business trust.

          The votes cast for this resolution constituted 2/3 of the outstanding shares of common stock.

     (2a) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund were as follows:

          Number of Votes

          For            4,417,626.028          The resolution for the approval
          Against            3,329.028          of changes to the Fundamental
          Abstain                0              Investment Restriction regarding
                                                borrowing for the Fund.

         The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

    (2b) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund were as follows:

          Number of Votes

          For            4,417,626.028          The resolution for the approval
          Against            3,329.028          of changes to the  Fundamental
          Abstain                0              Investment Restriction regarding
                                                underwriting of securities for
                                                the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

     (2c) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund were as follows:

          Number of Votes

          For            4,417,626.028          The resolution for the approval
          Against            3,329.028          of changes to the Fundamental
          Abstain                0              Investment Restriction regarding
                                                purchase of real estate,
                                                commodities and commodity
                                                contracts for the Fund.

          The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

Date:  October 29, 2001                     /s/ Donna Nelson
       ----------------                     -----------------
       Bloomington, Illinois                    Donna Nelson

                                           /s/ Lynda Schilkofski
                                           ----------------------
                                               Lynda Schilkofski